                                                                               .
                                                                               .
                                                                               .

                                                                      Exhibit 21



                         Subsidiaries of NaviSite, Inc.

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------
Avasta, Inc.                                       California
ClearBlue Technologies Management, Inc.            Delaware
ClearBlue Technologies/Chicago-Wells, Inc.         Delaware
Clear Blue Technologies/Las Vegas, Inc.            Delaware
ClearBlue Technologies/Los Angeles, Inc.           Delaware
ClearBlue Technologies/Milwaukee, Inc.             Delaware
ClearBlue Technologies/Oak Brook, Inc.             Delaware
ClearBlue Technologies/Vienna, Inc.                Delaware
ClearBlue Technologies/Dallas, Inc.                Delaware
ClearBlue Technologies/New York, Inc.              Delaware
ClearBlue Technologies/San Francisco, Inc.         Delaware
Conxion Corporation                                California
Intrepid Acquisition Corp.                         Delaware
Lexington Acquisition Corp.                        Delaware
NaviSite India Private Limited                     India
NaviSite Europe Limited                            UK